Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lifecore Biomedical, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), I, Dennis J. Allingham, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ DENNIS J. ALLINGHAM

Dennis J. Allingham
President, Chief Executive Officer, Secretary and Director
(principal executive officer)
September 13, 2004